                                                                     EXHIBIT 4.4

                                                                  Warrant No.M-2

                 THIS WARRANT AND THE WARRANT SHARES HAVE NOT
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR
       REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY
         NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE
        DISPOSED OF UNLESS SO REGISTERED OR AN EXCEPTION THEREFROM IS
                                  AVAILABLE

            THIS WARRANT AND THE WARRANT SHARES REPRESENTED BY THIS
       WARRANT ARE SUBJECT TO TRANSFER RESTRICTIONS AND PURCHASE RIGHTS
        SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 6,
         1996. A COPY OF SUCH AGREEMENT IS MAINTAINED ON FILE IN THE
                PRINCIPAL OFFICE OF THE COMPANY IN THE STATE OF
                                  CALIFORNIA

                       WARRANT TO PURCHASE COMMON STOCK
                   OF T.A.R. PREFERRED MORTGAGE CORPORATION

THIS CERTIFIES THAT, for value received, T.A.R. Preferred Mortgage Corporation, a California corporation (the "Company"), promises to issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the holder of this Warrant (the "Holder"), its nominees, successors or assigns 18.322 nonassessable shares of Common Stock, $0.1 par value, of the Company ("Common Stock") (equal to eight-tenths of one percent (.8%) of the sum of (i) all shares of Common Stock outstanding as of the date hereof and (ii) all shares of Common Stock issuable upon (a) exercise of any rights outstanding as of the date hereof to subscribe for or to purchase, or any options outstanding as of the date hereof for the purchase of, Common Stock or Convertible Securities (as defined herein) and (b) conversion of any Convertible Securities outstanding as of the date hereof), upon the payment by the Holder to the Company of the Warrant Price set forth herein and to deliver to the Holder a certificate or certificates representing the Common Stock purchased. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Warrant Price (as defined below) shall be subject to adjustment from time to time as provided herein. The initial Warrant Price (the "Warrant Price") per share of Common Stock shall equal $13,099.01 per share, subject to adjustment as provided herein.

For the purpose of this Warrant, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class or classes of stock resulting from successive changes or reclassifications of such class of stock.

Section 1.     Term of Warrant, Restrictions on Transfer, Exercise of Warrant.
               --------------------------------------------------------------

     1.1  Term of Warrant.  Subject to the terms of this Warrant, the Holder
          ---------------
shall have the right, at its option, which may be exercised in whole or in part, at any time commencing at the time of the issuance of this Warrant and until 5:00 p.m. Eastern Time on December 6, 2011 ("Warrant Expiration Date"), to purchase from the Company the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to purchase on exercise of this Warrant ("Warrant Shares"). After such time, this Warrant will be void.

     1.2  Restrictions on Transfer. This Warrant and the Warrant Shares will not
          ------------------------
be registered or qualified under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state or other jurisdiction and therefore will not be transferable except pursuant to an exemption under or in accordance with the Act, including Rule 144A adopted under the Act, in compliance with applicable state securities laws and pursuant to the provision of this Warrant. Unless the Warrant or Warrant Shares shall have been duly registered under the Act pursuant to Section 7 hereof, (a) the certificates representing the Warrant Shares shall bear a legend comparable to the legend on the first page of this Warrant regarding restrictions on transfer and (b) no sale, pledge or other disposition of this Warrant or any Warrant Shares may be made by any person unless either (i) such sale, pledge or other disposition is made to a "qualified institutional buyer" that executes a certificate in the form of Exhibit A attached hereto to the effect that (A) it is a "qualified institutional buyer" as defined under Rule 144A of the Act, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A and (B) it is aware that the transferor of this Warrant or any Warrant Shares intends to rely on the exemption from the registration requirements under the Act provided by Rule 144A, or (ii) such sale, pledge or other disposition is otherwise made in a transaction exempt from the registration requirements under the Act and (A) the prospective transferor and transferee certify in writing to the Company the facts surrounding such disposition, which certifications shall be in the form of Exhibits B-1 and B-2 attached hereto and (B) if the disposition is not a transfer under Rule 144A or a disposition between or among affiliates, the Company may request a written opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not violate the Act. In connection with a sale or other disposition of the Warrant or the underlying Warrant Shares, the subsequent holder or holders shall be bound by the provisions of this Agreement.

     1.3  Exercise of Warrant.  The Holder may exercise this Warrant in whole
          -------------------
only by delivering to the Company (i) a written notice of such Holder's election to exercise this Warrant, and (ii) payment in cash or by a certified or cashier's check of the applicable Warrant Price. Upon receipt of written notice, the Company shall as promptly as practicable execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock purchased. Such certificate or certificates shall be deemed to have been issued to the Holder which shall be deemed to have become a holder of record of such Warrant Shares as of the date of payment of the Warrant Price.

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Warrant Price in accordance with this Section 1.3.

     Section 2.     Exchange of Warrant.  Subject to Section 1.2 and Section 3
                    -------------------
hereof, the Warrant may be exchanged for another Warrant or Warrants entitling the Holder to purchase a like aggregate number of Warrant Shares as this Warrant then entitles such Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant, properly endorsed. Thereupon the Company shall execute and deliver to the person entitled thereto a new Warrant or Warrants, as the case may be, as so requested.

     Section 3.     Payment of Taxes. The Company shall pay all documentary
                    ----------------
stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificate for Warrant Shares in a name other than that of the Holder of this Warrant as such name is then shown on the books of the Company.

     Section 4.     Mutilated or Missing Warrant.  In case this Warrant shall be
                    ----------------------------
mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interests, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant (provided that an affidavit, containing appropriate indemnities, of the Holder as to a loss, theft or destruction of the Warrant shall be deemed to be evidence reasonably satisfactory to the Company of such loss, theft or destruction for purposes of this Section 4) and indemnity (which may include a bond), if requested, also reasonably satisfactory to the Company.

     Section 5.     Certain Covenants.
                    -----------------

     5.1  Reservation of Warrant Shares.  There have been reserved and the
          -----------------------------
Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent, if any, for the Common Stock, and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the rights of purchase as set out in this Warrant, shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company shall keep a copy of this Warrant on file with any transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by this Warrant. Any transfer agent for the Common Stock and any successor transfer agent for the Common Stock is hereby irrevocably authorized to cause to be issued from time to time the share certificates required to honor this Warrant upon its exercise in accordance with the terms hereof. The Company shall supply any such transfer agent with duly executed share certificates for such purpose.

     5.2  No Impairment.  The Company shall not by any action including, without
          -------------
limitation, amending its articles of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall
(a) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable Common Stock upon the exercise of this Warrant, and (b) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant; provided, that under no circumstances shall the Company be obligated hereunder to qualify to do business or consent to service of process in a particular jurisdiction in order to perform its duties hereunder.

     Upon the request of the Holder, the Company shall at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continued validity of this Warrant and the Company's obligations hereunder.

     5.3  Listing.  If the Company shall list any of its Common Stock on any
          -------
securities exchange or automated quotation system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all of its Common Stock issued or, to the extent permissible under the applicable securities exchange or quotation system rules, issuable upon the exercise of this Warrant so long as any of its Common Stock shall be so listed.

     5.4  Notice of Certain Corporate Action.  In case the Company shall propose
          ----------------------------------
(a) to pay any dividend or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or
(d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then in each such case (but without limiting the provisions of Section 6), the Company shall give to each Holder of a Warrant, in accordance with Section 4, a notice of such proposed action, which shall specify the date on which a record is to be taken for purposes of such dividend, distribution of offer of rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) calendar days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least ten (10) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. No such notice shall be given if (a) any stock of the Company shall have been registered under the Act and (b) the Company reasonably determines that the giving of such notice would require disclosure of material information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would not be in the best interests of the Company.

     Section 6. Adjustment of Warrant Price.
                ---------------------------

     6.1  Adjustment Price.  Except as provided in Section 6.8, if and whenever
          ----------------
the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Adjustment Price (as hereinafter defined) in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Adjustment Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of all classes of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Adjustment Price, and (b) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. The Adjustment Price shall be the Warrant Price or, in the case an adjustment of such price has taken place pursuant to the provisions of this Section 6, then the Adjustment Price shall be the price as last adjusted and in effect at the date this Warrant (or any part thereof) is surrendered for exercise (such price or such price as last adjusted, if such price shall have been adjusted, being referred to herein as the "Adjustment Price").

     If and whenever the Adjustment Price shall have been adjusted, the Warrant Price shall be forthwith adjusted to the price (calculated to the nearest cent) determined by multiplying the Warrant Price as then in effect by a fraction, the numerator of which shall be the Adjustment Price as so adjusted and the denominator of which shall be the Adjustment Price as in effect immediately prior to such adjustment.

     No adjustment of the Adjustment Price, however, shall be made in an amount less than $.10 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.10 per share or more.

     For the purposes of this Section 6.1, the following Sections 6.2 to 6.7, inclusive, shall also be applicable; except that this Warrant shall be deemed exercised and outstanding for all purposes and computations under this Section
6.1 and the then current Adjustment Price shall be deemed the Warrant Price per share.

     6.2  Issuance of Rights or Options.  In case at any time the Company shall
          -----------------------------
in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Adjustment Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall be (as of the date of granting of such rights or options) deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in Section 6.4, no adjustment of the Adjustment Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     6.3  Issuance of Convertible Securities.  In case the Company shall in any
          ----------------------------------
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon which conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Adjustment Price in effect immediately prior to the time of such issue or sale determined as of the date of such issue or sale of such Convertible Securities, as the case may be, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as otherwise provided in Section 6.4 below, no adjustment of the Adjustment Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Adjustment Price have been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Adjustment Price shall be made by reason of such issue or sale.

     6.4  Change in Option Price or Conversion Rate.  Upon the happening of any
          -----------------------------------------
of the following events, namely, if the purchase price provided for in any right or option referred to in Section 6.2, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6.2 or Section 6.3, or the rate at which any Convertible Securities referred to in Section 6.2 or Section 6.3 are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Adjustment Price in effect at the time of such event shall forthwith be readjusted to the Adjustment Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Adjustment Price then in effect hereunder shall forthwith be increased to the Adjustment Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed outstanding. If the purchase price provided for in any such right or option referred to in Section 6.2 or if the rate at which any Convertible Securities referred to in Section 6.2 or Section
6.3 are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such right or option or upon conversion or exchange of any such Convertible Securities, the Adjustment Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustment been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Adjustment Price then in effect hereunder is thereby reduced.

     6.5  Stock Dividends.  In case the Company shall declare a dividend or make
          ---------------
any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, subject to this Section 6.

     6.6  Consideration for Stock.  In case any shares of Common Stock or
          -----------------------
Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In case any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued without consideration. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Adjustment Price, the determination of the number of shares of Common Stock receivable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for purposes of Section 6.9, shall be made after giving effect to such adjustment of the Adjustment Price.

     6.7  Record Date. In case the Company shall take a record of the holders of
          -----------
its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     6.8  Treasury Shares.  The number of shares of Common Stock outstanding at
          ---------------
any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 6.

     6.9  Subdivision or Combination of Stock.  In case the Company shall at any
          -----------------------------------
time (i) issue a dividend payable in Common Stock or Convertible Securities or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Adjustment Price and the Warrant Price in effect immediately prior to such subdivision or combination shall be adjusted to an amount that bears the same relationship to the Adjustment Price and Warrant Price respectively in effect immediately prior to such action as the total amount of shares of Common Stock outstanding immediately prior to such action bears to the total number of shares of Common Stock outstanding immediately after such action, and the number of shares of Common Stock purchasable upon the exercise of any Warrant shall be that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of such Warrant by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price in effect after such adjustment.

     6.10 Reorganization, Reclassification, Consolidation, Merger or Sale.  If
          ---------------------------------------------------------------
any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Adjustment Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such consolidation or merger, of the Adjustment Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Adjustment Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company with or into another corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, then the Adjustment Price and Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation or merger and the Company shall not consent to or register any transfer or sale with or to the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, transfer or sale of the holder hereof shall have been given a reasonable opportunity to then elect to receive, upon exercise of this Warrant, either the proportionate share of the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock, or the consideration paid to such holders, in the case of a purchase offer, in accordance with such offer.

     6.11 Distributions.  If at any time after the date hereof the Company shall
          -------------
distribute to all holders of its Common Stock evidences of its indebtedness or assets, the Warrant Price shall be decreased to an amount determined by multiplying such Warrant Price by a fraction, the numerator of which is the fair market value, as determined in good faith by the board of directors of the Company, of each share of Common Stock outstanding (the "Fair Market Value") prior to giving effect to such distribution less the Fair Market Value of each share of Common Stock outstanding at the date of distribution of the assets or evidences of indebtedness so distributed and the denominator of which is the Fair Market Value of each share of Common Stock outstanding prior to giving effect to such distribution.

     6.12 Notice of Adjustment.  Upon any adjustment of the Adjustment Price and
          ---------------------
the Warrant Price, then and in each such case the Company shall give written notice thereof, which notice shall state the Adjustment Price and the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     Section 7. Registration.
                -------------

     7.1  Incidental Registration.
          ------------------------

     (a)  General.  If the Company at any time proposes to register on its own
          --------
behalf or behalf of any of its security holders any of its securities (other than by a Registration on Form S-4, S-8 or any successor or similar short-form registration statement), whether or not pursuant to registration rights granted to other holders of its securities, it will each such time give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Section, provided that in any event, such notice shall be given to
                    --------
all such Holders at least thirty (30) days prior to such proposed registration (or such shorter period if thirty (30) days notice is not practicable under the circumstances but in no event not less than fifteen (15) days or, in the case of a shelf registration on Form S-3, five (5) business days). Such notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing such number of shares of Warrant Shares as such Holder may request.

     (b)  Included Securities.  Securities will be included in any such filing
          --------------------
upon the written request of any such Holder made within fifteen (15) days after receipt of any such notice, or five, (5) business days in the case of a shelf registration on Form S-3 (which request shall specify the Warrant Shares intended to be disposed of by such holder and the intended method of disposition thereof). The Company shall use its best efforts to effect the registration of all Warrants and Warrant Shares which the Company has been so requested to register by the Holders thereof, to the extent necessary to permit the disposition of the Warrants and Warrant Shares so to be registered; provided
                                                                    --------
that the Holder shall pay its proportionate share of the underwriting discounts or commissions.

     (c) Priority in Underwritten Offerings.  If the Company at any time
         -----------------------------------
proposes to register any of its securities as contemplated by this Section and such securities are to be distributed by or through one or more underwriters, the Company shall, if requested by the Holder or as provided in this Section 7.1, use its best efforts so arrange for such underwriters to include all the Warrants and Warrant Shares to be offered and sold by such Holder among the securities to be distributed by such underwriters, provided that if the managing
                                                   --------
underwriter of such underwritten offering shall advise the Company in writing (with a copy to each holder of Warrant Shares or Warrants requesting such registration) that the number of Warrants and Warrant Shares requested to be included in such Registration concurrently with the securities by the Company or any other Person would adversely affect the price, timing or distribution of such shares or would exceed the number of shares it is advisable to offer to sell at such time (the "Sales Limit"), then the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, in priority order, first, the securities that the Company proposes to issue and sell for its own account and, second, such number of shares of Warrants and Warrants Shares requested to be registered by the Holders thereof pursuant to this Section 7.1 or on behalf of any other Person pro rata on the basis of the total number of shares of such securities requested to be registered by each such Person so that the aggregate number of Warrants and Warrant Shares and other shares being listed by or on behalf of another Person does not exceed the difference between the aggregate Sales Limit and the securities that the Company proposes to issue and sell for its own account. Any Holder of Warrant Shares to be included in such Registration may withdraw its request to have its securities so included by notice to the Company within ten (10) Business Days after receipt of a copy of a notice from the managing underwriter pursuant to this Section. Any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Warrant Shares. Except as set forth in this
Section 7.1, no Holder of Warrant Shares shall be requited to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Holder, such Holder's Warrant Shares and such Holder's intended method of distribution and any other representation required by law.

     (d)  Abandonment or Suspension.  The Company may abandon or suspend any
          --------------------------
registration effected pursuant to the provisions of this Section 7.1 at any time and without any liability to any Holder hereof other than its obligations, to the extent permitted by applicable law, to pay the expenses of the Company and the selling security holders in connection therewith; provided, that the Company
                                                      ---------
does not hereunder undertake to pay any expenses if abandonment or suspension results, in its good faith judgment, from information or statements provided in writing by the Holder hereof.

     Section 8. Termination of Restrictions.  The restrictions imposed by
                ----------------------------
Section 1.2 hereof upon the transferability of any Warrant Shares shall cease and terminate as to any Warrant Shares (a) when such securities shall have been effectively registered under the Act and disposed of in accordance with the registration statement covering such securities, (b) when such restrictions are no longer required pursuant to Rule 144 under the Act or (c) when, in the opinions of both counsel for the Holder and counsel for the Company, such restrictions are otherwise no longer required in order to insure compliance with the Act. Whenever such restrictions shall terminate as to any Warrant Shares, the Holder shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing a legend as to restrictions on transfer.

     Section 9. No Rights as a Shareholder; Notice to Holder. Nothing contained
                ----------------------------------------------
in this Warrant shall be construed as conferring upon the Holder or its transferees the right to vote or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

     Section 10. Representations and Warranties.  The Company hereby represents
                 -------------------------------
and warrants to Holder as follows:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and lawful authority to carry on its business;

     (b) The Company has the full power to execute, deliver and issue this Warrant and to carry out its obligations hereunder; the execution, delivery and issuance of this Warrant, and delivery and issuance of Warrant Shares upon exercise of this Warrant, have been duly and validly authorized by the Company; no other acts or proceedings on the part of the Company are necessary to authorize this Warrant or the Warrant Shares; and this Warrant constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms;

     (c) The Warrant Shares will, when issued pursuant to this Warrant, be duly authorized and validly issued, fully paid and nonassessable, and not subject to preemptive rights;

     (d) No consent or approval by, or filing with, any governmental authority is required in connection with the execution, delivery and issuance by the Company of this Warrant or the delivery and issuance of the Warrant Shares other than such as have been obtained or made (or as may be required in the future under applicable securities laws in connection with the transfer or exercise of this Warrant or the resale of the Warrant Shares);

     (e) The execution, delivery, issuance of this Warrant and the delivery and issuance of the Warrant Shares will not result in the violation of any term or provision of the charter or bylaws of the Company, or any loan agreement, indenture, note or other instrument or decree, order, statute, rule or regulation applicable to the Company (subject, however, to compliance with applicable securities laws in connection with the transfer or exercise of this Warrant or the resale of the Warrant Shares);

     (f) The entire authorized capital stock of the Company is one million shares of common stock and no shares of preferred stock. As of the date of this Warrant, the Company has issued and outstanding (i) 1,999 shares of Common Stock, (ii) excluding the Warrant Shares and the Warrant Shares issuable to Merrill Lynch Mortgage Capital, Inc. pursuant to the Warrant issued concurrently herewith, 291.20 shares of Common Stock issuable upon the exercise of any rights outstanding as of the date hereof including any warrant or other right to subscribe for or to purchase, or any options for the purchase of

Common Stock or Convertible Securities and (iii) no shares of preferred stock;
and

     (g) Other than this Warrant, and the Warrant issued to Merrill Lynch Mortgage Capital Inc. concurrently herewith, an Option granted to an employee of the Company to purchase 9.95 shares of Common Stock, and the Warrant dated October 2, 1996 relating to 281.25 shares of Common Stock, the Company is not a party to any agreement regarding registration rights.

     Section 11. Delivery Upon Execution of this Warrant.  This Warrant shall
                 ----------------------------------------
not be effective until the Holder has executed and delivered to the Company a certificate in the form of Exhibit B-1 hereto.

     Section 12. Notices.  Any notice pursuant to this Warrant by the Company or
                 --------
by the Holder shall be in writing and shall be mailed by certified mall, return receipt requested, (a) to the Company, at its principal office at 19782 MacArthur Blvd., Irvine, CA 92715; Attention: Todd Rodriguez; or (b) to the Holder, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, NY 10281-1310; Attention: Mr. C. J. DeSantis. Either party may from time to time change the address to which notices to it are to be delivered or mailed under this Warrant by notice in writing to the other party.

     Section 13. Applicable Law.  This Warrant shall be governed by and
                 ---------------
construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

     Section 14. Captions. The captions of the Sections and subsections of this
                 ---------
Warrant have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the 6th day of December, 1996.

                              T.A.R. PREFERRED MORTGAGE
                              CORPORATION


                              By:   _____________________________
                                    Name:  Todd Rodriguez
                                    Title:  C.E.O.


Attest:____________________
       Secretary

                           T.A.R. PREFERRED MORTGAGE

                           CORPORATION PURCHASE FORM

     The undersigned irrevocably elects to exercise the right of purchase under the enclosed Warrant, all of the Warrant Shares provided for in the enclosed Warrant, and requires that certificates for such shares be issued in the name of:

(Please Print Name and Social Security or Taxpayer ID No.)
--------------------------------------

                      (Street Address)
--------------------------------------

                  (City, State and Zip Code)
--------------------------------------



Dated:    ____________________, 199____

Name of Warrantholder or Assignee:_____________________________________
(Please Print)

Address:    __________________________________________________________________

------------------------------------------------------------------------------

Signature:  __________________________________________________________________

                                                                       EXHIBIT A

                 FORM OF RULE 144A INVESTMENT REPRESENTATIONS

            Description of Rule 144A Securities, including numbers:

                         [Warrant] [Warrant Shares] of
                     T.A.R. Preferred Mortgage Corporation

                    Issued Pursuant to a Warrant Agreement
                   by T.A.R. Preferred Mortgage Corporation

     The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of
Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

     Terms not defined herein shall have the meanings assigned thereto in the Warrant dated as of December 6, 1996 by T.A.R. Preferred Mortgage Corporation.

     2. The Buyer warrants and represents to, and covenants with, the Transferor and the Company pursuant to Section 1.2 of the Warrant as follows:

          a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A

     Securities.

          c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Company.

          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the 1933 Act or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

          e. The Buyer is a "qualified institutional buyer" as the term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
     2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers and understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

     3. The Buyer is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of any such plan, and understands that registration of transfer of any of the Rule 144A Securities to any such employee benefit plan, or to any person acting on behalf of such plan, will not be made unless such employee benefit plan delivers a certification of facts and an opinion of its counsel, addressed and satisfactory to the Company to the effect that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or subject the Company to any obligation in addition to those undertaken in the Warrant or result in the imposition of an excise tax under Section 4975 of the Code.

     4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

     IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



-----------------------------------      -----------------------------------
Print Name of Transferor                 Print Name of Buyer


By:________________________________      By:________________________________
Name:                                    Name:
Title:                                   Title:


Taxpayer Identification:                 Taxpayer Identification:


No._________________________             No._________________________

Date:_______________________             Date:_______________________

                                                                         ANNEX 1
                                                                         -------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

            [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Act") because (i) the Buyer owned and/or invested on a discretionary basis $____________________/1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.



               Corporation, etc.  The Buyer is a corporation (other than a bank,
          ---  -----------------
               savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or organization described in Section 501(c)(3) of the Internal Revenue Code.

               Bank.  The Buyer (a) is a national bank or banking institution
          ---- ----
               organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                           ----------------------------------

               Savings and Loan.  The Buyer (a) is a savings and loan
          ---- -----------------
               association, building

/1/ Buyer must own and invest on a discretionary basis acting for its own account or the account of other qualified institutional investors at least $100,000,000 in securities unless Buyer is a dealer, in which case, Buyer must own and invest on a discretionary basis at least $10,000,000 in securities, except in the case of a buyer who is a dealer acting in a riskless principal transaction on behalf of a qualified institutional buyer.

          and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached
                                                     ---------------------------
          hereto.
          -------

               Dealer.  The Buyer is a dealer registered pursuant to Section 15
          ---  -------
          of the Securities Exchange Act of 1934 (the "Exchange Act").

               Insurance Company.  The Buyer is an insurance company as defined
          ---  ------------------
          in Section 2(13) of the Act whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

               State or Local Plan.  The Buyer is a plan established and
          ---  --------------------
          maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               ERISA Plan.  The Buyer is an employee benefit plan within the
          ---  -----------
          meaning of Title I of the Employee Retirement Income Security Act of 1974.

               Investment Adviser.  The Buyer is an investment adviser
          ---  -------------------
          registered under the Investment Advisors Act of 1940.

               SBIC.  The Buyer is a Small Business Investment Company licensed
          ---  -----
          by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

               Business Development Company.  The Buyer is a business
          ---  -----------------------------
          development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

               Trust Fund.  The Buyer is a trust fund whose trustee is a bank
          ---  -----------
          or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3.   The term "securities" as used herein does not include (i) securities
                   ------------                -----------------
of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer as a participant in a public offering if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer, except where the Buyer reports its securities holdings in its financial statements on the basis of their market value and current information with respect to the cost of those securities has been published, and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the
         --
investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under Section 13 or 15(d) of the Exchange Act.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?

                    Yes ____  No ____

     If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein during the period between the date of this certification and the date the Buyer purchases the Rule 144A Securities. Unless such notice is given, the Buyer's purchase of the Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                         -----------------------------------
                         Print Name of Buyer



                         By:       _________________________
                         Name:     _________________________
                         Title:    _________________________

                         Date:     _________________________

                                                                         ANNEX 2
                                                                         -------

     QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
     --------------------------------------------------------

     [For Buyers That Are Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an executive officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SBC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

          The Buyer owned $_______________ in securities (other than the
     ---
     excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
     144A).

          The Buyer is part of a Family of Investment Companies which owned in
     ---
     the aggregate $________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3.   The term "Family of Investment Companies" as used herein means two or
                   --------------------------------
more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other registered investment company adviser).

     4.   The term "securities" as used herein does not include (i) securities
                   ------------
of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
(iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein during the period between the date of this certification and the date the Buyer purchases the Rule 144A Securities. Unless such notice is given, the Buyer's purchase of the Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                         --------------------------------------
                         Print Name of Buyer


                         By:    _______________________________
                         Name:
                         Title:

                         Date:  _______________________________


                         IF AN ADVISER:

                         ----------------------------------------
                         Print Name of Buyer Date:

                                                                     EXHIBIT B-1

                     FORM OF INVESTOR REPRESENTATION LETTER


                                                        _______________, 19 ____


T.A.R. Preferred Mortgage Corporation



               Re:  Warrant to Purchase Common Stock of
                    T.A.R. Preferred Mortgage Corporation
                    -------------------------------------

Ladies and Gentlemen:

          ________________________________________ (the "Transferee") intends to acquire from ________________________________________ (the "Transferor")
_______________________________ [Warrant Shares of T.A.R. Preferred Mortgage Corporation (the "Securities") issued pursuant to the Warrant] [the Transferor's right (the "Securities") pursuant to the Warrant] (the "Warrant") dated as of December 6, 1996 by T.A.R. Preferred Mortgage Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Warrant.

     In connection with such acquisition, the Transferee hereby certifies and agrees:

     1. The Transferee is acquiring the Securities either (a) for its own account or for accounts for which it exercises sole investment discretion and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Transferee's property shall at all times be and remain within its control, or
(b) for resale to "Qualified Institutional Buyers" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"), and in accordance with the provisions of the Warrant.

     2. The Transferee has received, and has had an opportunity to review, such information concerning the Securities and the Company as has been requested by the Transferee and is relevant to the Transferee's decision to purchase the Securities. The Transferee has had any questions arising from such review answered by the Company to the satisfaction of the Transferee.

     3. The Transferee has such expertise, knowledge and sophistication in financial and business matters generally, and in financial and business matters related to securities similar to the Securities in particular, as to be capable of evaluating the merits and risks of an investment in the Securities. The Transferee (or any account referred to above) is able to bear the economic risks of such an investment.

     4. The Transferee will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Securities by the Transferee.

     5. The Transferee understands that (a) the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), (b) the Company is not required to so register the Securities, (c) the Securities may be resold only if registered pursuant to the provisions of the 1933 Act, or if an exemption from such registration is available, (d) the Warrant contains restrictions regarding the transfer of the Securities and (e) the Securities will bear a legend to the foregoing effect.

     6. The Transferee is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of any such plan, and understands that registration of transfer of any Securities to any such employee benefit plan, or to any person acting on behalf of such plan, will not be made unless such employee benefit plan delivers a certification of facts and an opinion of its counsel, addressed and satisfactory to the Company and to the effect that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or subject the Company to any obligation in addition to those undertaken in the Warrant or result in the imposition of an excise tax under Section 4975 of the Code.

     7. The Transferee will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Securities, any interest in any Securities or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Securities, any interest in any Securities or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Securities, any interest in any Securities or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that (as to any of (a) through (c) above) would constitute a distribution of any Securities under the 1933 Act, that would render the disposition of any Securities a violation of Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Securities, except in compliance with the provisions of the Warrant. Without limiting the generality of the foregoing sentence, if the Transferee sells any of the Securities, the Transferee will comply with any applicable requirements set forth in Section 1.2 of the Warrant, and if the Transferee sells any of the Securities, the Transferee will obtain from any purchaser any representations required pursuant to Section 1.2 of the Warrant.

                              Very truly yours,



                              ----------------------------------
                                             (Transferee)

                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                                                                     EXHIBIT B-2



                    FORM OF TRANSFEROR REPRESENTATION LETTER



T.A.R. Preferred Mortgage Corporation

----------------------------------------

----------------------------------------


          Re:  Warrant to Purchase Common Stock of
               T.A.R. Preferred Mortgage Corporation
               -------------------------------------

Ladies and Gentlemen:

In connection with the transfer by _____________________________ (the "Transferor") to ___________________________ (the "Transferee") of [the Warrant Shares issued pursuant to] [all of the Transferor's rights and obligations under] the Warrant (the "Securities") dated as of December 6, 1996 by T.A.R. Preferred Mortgage Corporation (the "Warrant"), the Transferor hereby certifies, represents and warrants to, and covenants with, the Company that neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Securities, any interest in any Securities or any other similar security to any person in any manner, (b) solicited any offer to buy or to accept a pledge disposition or other transfer of any Securities, any interest in any Security or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Securities any interest in any Securities or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), that would render the disposition of any Securities a violation of
Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Securities. The Transferor has not and will not sell or otherwise transfer any of the Securities, except in compliance with the provisions of the Warrant.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Warrant.

                         Very truly yours,


                         -----------------------------------


                         By:________________________________
                         Name:______________________________
                         Title:_____________________________